March 12, 1999



Herman Meinders                    Carlan K. Yates
3030 Northwest Expressway,         14701 Coles Road
Suite 1407                         Edmond, OK 73013
Oklahoma City, OK  73112

Larry H. Lemon, Co-Trustee         Prime Financial Corporation
Larry H. Lemon Living Trust        16 South Pennsylvania
3840 Northwest 44th                Oklahoma City, OK  73107
Oklahoma City, OK  73112

LSB Industries, Inc.
16 South Pennsylvania
Oklahoma City, OK  73107


Gentlemen:

     This letter will confirm that on Friday, March 12, 1999, Kestrel Aircraft Company ("Kestrel") voluntarily and peacefully surrendered possession of its assets, both tangible and intangible, more particularly described in the schedule attached hereto as Exhibit "A" (the "Collateral") to you as secured creditors.

     Secondly, Kestrel hereby acknowledges and agrees that it is indebted to:

     (1)  Herman Meinders, for the sum of One Million Three
          Thousand Six Hundred Forty-Five and 83/100's Dollars
          ($1,003,645.83), the payment and performance of which is secured by a first priority security interest in an undivided 50% interest in the Collateral;

     (2) Carlan K. Yates, for the sum of Two Hundred Fifty Thousand Nine Hundred Eleven and 46/100's Dollars ($250,911.46), the payment and performance of which is secured by a first priority security interest in an undivided 12.5% interest in the Collateral;

     (3) Larry H. Lemon Living Trust, for the sum of Two Hundred Fifty Thousand Nine Hundred Eleven and 46/100's Dollars ($250,911.46), the payment and performance of which is secured by a first priority security interest in an undivided 12.5% interest in the Collateral;

     (4) Prime Financial Corporation, for the sum of Five Hundred One Thousand Eighty Hundred Twenty-Two and 91/100's Dollars ($501,822.91), the payment and performance of which is secured by a first priority security interest in an undivided 25% interest in the Collateral; and

     (5)  LSB Industries, Inc. for the sum of Two Million Two
          Hundred Twenty-Five Thousand Nine Hundred Seventy-Two and 21/100's Dollars ($2,225,972.21), the payment and performance of which is secured by a junior, second priority security interest in the Collateral.

     Kestrel hereby offers to renounce its rights in the Collateral pursuant to 12A O.S. Section 9-505(2) of Oklahoma's Uniform Commercial Code, and thereupon absolutely and unconditionally grant, bargain, sell, convey, transfer and set over to a nominee to be designated by you, all of its right, title and interest in and to the Collateral, subject only to certain purchase security interests granted to those secured parties with respect to specific items of equipment whose claims are identified on Exhibit "B" attached hereto, in full settlement and satisfaction of your respective claims as secured creditors.

     Should you have any questions concerning any aspect of this proposal, please call.

                              KESTREL AIRCRAFT COMPANY, an
                              Oklahoma corporation



                         By:  ____________________________________
                              Michael Humphreys, President

                           EXHIBIT "A"

     (a) All cash, cash equivalents, accounts and accounts receivable of Kestrel and all other rights to payment of money held by Kestrel, now existing or hereafter arising;

     (b) All inventory of Kestrel, now owned or hereafter acquired, and all additions, accessions and substitutions thereto and therefor, and all accessories, parts and equipment now or hereafter attached thereto or used in connection therewith, including (without limitation) any such inventory which is completed or is in the process of being completed;

     (c) All goods, machinery, equipment, apparatus, work in progress, motor vehicles and airplanes of Kestrel and all other tangible personal property or every kind and description which is used in Kestrel's business operations or is owned by Kestrel;

     (d)  All contract rights of Kestrel;

     (e) All general intangibles, chattel paper, securities, instruments, choses in action and causes of action of Kestrel and all other intangible personal property of Kestrel of every kind and nature, now existing or hereafter arising;

     (f) All patents, trademarks, copyrights and other intellectual property rights (and all pending applications for any of the foregoing) now owned or hereafter acquired by Kestrel; and

     (g)  All other assets of Kestrel of any kind or nature.

                           EXHIBIT "B"

                   Schedule of Permitted Liens
                   ___________________________

     Creditor                 Equipment Acquired With Purchase Money Financing
     ________                 _______________________________________________

1)   Orix Credit Alliance, Inc.    Power MacIntosh Computer, Model
                                   #M2284LL-B; Apple Multi-Scan
                                   Monitor, Model #M2611-LL-A;
                                   Apple Tranceiver, Model
                                   #M04372-B; Insignia Software
                                   Package, Model #01705-1.0

2)   Advanta Leasing Corp.         Encad Cadjet Plotter 36"

3)   AT&T Capital Leasing          Computer equipment and software described
     Services, Inc.                in Financing Statement No. 00208
                                   filed on January 20, 1995 with the
                                   Oklahoma County Clerk, Oklahoma

4)   Clark Credit Corporation      1 used Clark Model C-500-30 LPG lift
                                   truck, S/N 235-161-5850

5)   Clark Credit Corporation      1 1995 Komatsu Model FG-15C, LPG
                                   powered, pneumatic tire lift truck,
                                   S/N 313075A

6)   AT&T Capital Leasing          Gateway P5-90 Best Buy Computers
     Services, Inc.                2565839 through 2565842

7)   Community Bank & Trust        Computer equipment, copier and
     Company                       software described in Financing Statement
                                   No. 065314 filed on December 15, 1995
                                   with the Oklahoma County Clerk,
                                   Oklahoma

8)   LSB Industries, Inc.          Office work station partitions
                                   for 14 work stations

9)   MIS Systems Corporation       Equipment, computers and software
                                   described in Financing Statement No.
                                   006059 filed on February 7, 1997
                                   with the Oklahoma County Clerk,
                                   Oklahoma

10)  AT&T Capital Leasing          OCE 7065 Copier SN 705509204
     Services, Inc.